UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 24, 2012

PROTECT PHARMACEUTICAL CORPORTION

(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Village Boulevard, Suite 200, Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant's telephone number, including area code:

(609) 945-1198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, the Board of Directors appointed Keith Elison to become and serve as a director, effective immediately.  Mr. Elison has served as our Chief Financial Officer since April 2011.  Mr. Elison has more than twelve years of experience in public company accounting and SEC compliance and reporting issues.  Mr. Elison was previously associated as an auditor with HJ & Associates, LLC in Salt Lake City, Utah for five years.  For the past seven years, he has been a financial consultant and partner with J & J Consulting, LLC in Farmington, Utah.  Mr. Elison’s professional experience has mainly involved providing accounting and financial reporting assistance for small and medium-sized publicly held companies.

Also on January 24, 2012, Ramesha Sesha tendered his resignation as a director, Chief Executive Officer, Chief Operating Officer, Chief Scientific Officer, Chairman of the Board and Secretary.  Mr. Sesha served as a director and Chief Operating Officer and Secretary since March 2010 and assumed the addition offices of Chief Executive Officer, Chief Scientific Officer and Chairman of the Board in April 2011.  Mr. Sesha’s resignation was for personal reasons and was effective immediately.  At the time of her resignation, there were no disagreements between Mr. Sesha and the company on any matter relating to the company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date:   January 30, 2012

By         /S/ KEITH ELISON

Keith Elison

Chief Financial Officer

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